EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this registration statement on Form S-4 of the Mohegan Tribal Gaming Authority and its subsidiary (the “Authority”) of our reports dated November 13, 2003 relating to the consolidated financial statements and financial statement schedule of the Authority, which appears in such registration statement. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Hartford, Connecticut

October 27, 2004